UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019 (September 26, 2019)

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2019, Delta Air Lines, Inc. (“Delta”) entered into a Framework Agreement with LATAM Airlines Group S.A. (“LATAM” and, together with Delta, the “Parties”) related to the formation of a strategic alliance between the two airlines (the “Strategic Alliance”), the commencement and consummation by Delta of a tender offer for up to 20% of the common shares of LATAM (the “Tender Offer”), certain transition cost payments to be made by Delta to LATAM, obligations of the Parties with respect to certain transition matters, and the purchase by or assignment to Delta of certain aircraft.

Strategic Alliance. The Framework Agreement provides that, in order to implement the Strategic Alliance, the Parties will use reasonable best efforts to negotiate and enter into one or more definitive agreements as promptly as practicable, but in any event no later than an agreed date, with respect to the creation of a strategic alliance between the Parties for operations between North America and South America. Implementation of the Strategic Alliance is subject to customary conditions and the receipt of certain required governmental and regulatory approvals, including specified antitrust immunities.

Tender Offer. The Framework Agreement also provides that Delta will commence a tender offer for the acquisition of up to 20% of the common shares of LATAM at a price per share of $16. Commencement of the Tender Offer is subject to expiration of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, in the United States with respect to the Tender Offer (“HSR Clearance”) and other customary conditions, including the absence of an order that enjoins or makes illegal the commencement or consummation by Delta of the Tender Offer; the accuracy of certain of LATAM’s representations and warranties in the Framework Agreement; the accuracy of LATAM’s public filings; LATAM’s compliance with its covenants in the Framework Agreement; LATAM not having taken certain significant, non-ordinary course actions; and the absence of certain force majeure and insolvency events regarding LATAM. The Tender Offer will remain open for 30 days, as may be extended pursuant to the Framework Agreement and as required by Chilean law. Consummation of the Tender Offer is subject to at least 15% of the common shares of LATAM being tendered in the Tender Offer, as well as LATAM not having taken certain significant, non-ordinary course actions, each as set forth in the Framework Agreement.

Transition Costs and Services. Pursuant to the Framework Agreement, Delta is required to make (i) an initial payment of $150 million to LATAM within three business days of the Framework Agreement, which was made on September 30, 2019 and (ii) subsequent quarterly payments to LATAM of $25 million for eight calendar quarters beginning with the first calendar quarter of 2020, in each case, in respect of certain costs that LATAM is expected to incur in connection with transitioning to the Strategic Alliance and away from certain of LATAM’s existing arrangements. In addition, Delta agreed to provide certain transition support and other services to LATAM.

Aircraft Purchase and Assignment. The Parties agreed to, as promptly as practicable after the date of the Framework Agreement, finalize and enter into one or more agreements for the (i) purchase by Delta of and (ii) assignment to and assumption by Delta of, and the release of LATAM from, certain purchase agreements for LATAM’s pre-paid orders for a total of 14 Airbus A350 aircraft in the LATAM fleet.

Alternative Transactions. From the date of the Framework Agreement until the date that is 60 days following the Equity Antitrust Outside Date (the “Equity Antitrust Outside Date” being 180 days following the date of the Framework Agreement, as such 180-day period may be extended by either Party by an additional 90-day period or as otherwise agreed between the Parties to obtain HSR Clearance), the Parties will not initiate, solicit or engage in discussions with respect to certain alternative transactions, including entry into certain business combinations, joint ventures or other strategic alliances with, issuance of shares to, or acquisition of beneficial ownership of more than 5% of the capital stock of, an airline carrier that is headquartered or with operations primarily based in (i) South America, Central America or the Caribbean, for Delta, or (ii) the United States, for LATAM.

Termination. The Framework Agreement may be terminated by the mutual written consent of the Parties; for certain material uncured breaches of the Framework Agreement by the non-breaching Party; by either LATAM or Delta if the Strategic Alliance is not implemented by an agreed date; or so long as the Tender Offer has not been consummated in accordance with the terms of the Framework Agreement, by LATAM upon notice to Delta within 180 days of the date of the Equity Antitrust Outside Date, in each case, subject to the survival of certain terms as set forth in the Framework Agreement.

The foregoing description of the Framework Agreement is not complete and is qualified in its entirety by reference to the Framework Agreement, which will be filed as an exhibit to Delta’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

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Additional Information

The tender offer described in this Form 8-K has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any of the common shares of LATAM (the “Shares”) and American Depository Receipts representing the Shares or any other securities. If required by applicable law and solely upon the satisfaction of the conditions precedent to the tender offer outlined herein, Delta intends to file with the U.S. Securities and Exchange Commission a Tender Offer Statement and related materials on Schedule TO, and LATAM would file a Solicitation Recommendation on Schedule 14D-9. Holders of the Shares and American Depository Receipts representing the Shares are encouraged to read carefully such documents if and when they become available, and as they may be amended from time to time, before any decision is made with respect to the potential offer, because they will contain important information. If and when filed, such documents will be available free of charge at the website of the U.S. Securities and Exchange Commission – www.sec.gov. In addition, if and when filed, Delta will provide copies of such documents free of charge to holders of the Shares and American Depository Receipts representing the Shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Peter W. Carter
Date: October 2, 2019	Peter W. Carter Executive Vice President & Chief Legal Officer

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